As filed with the U.S. Securities and Exchange Commission on October 22, 2015

Registration No. 333-203885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Howard Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6022	20-3735949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Ann Scully

President and Chief Executive Officer

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank C. Bonaventure, Esq. Ober, Kaler, Grimes & Shriver, a Professional Corporation 100 Light Street Baltimore, Maryland 21202 (410) 685-1120

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non–accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-203885) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-203885) Howard Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2015, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on June 4, 2015 and Amendment No. 2 to the Registration Statement filed with the SEC on June 5, 2015, and declared effective by the SEC on June 8, 2015 (the “Registration Statement”), the Company registered the issuance of up to 893,577 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the stockholders of Patapsco Bancorp, Inc. (“Patapsco”) upon the effectiveness of a merger of Patapsco with and into the Company (the “Merger”). The Merger was effective on August 28, 2015 and, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 2, 2015, by and between the Company and Patapsco, as amended, 560,887 shares of Common Stock were issued to the former stockholders of Patapsco in exchange for their shares of common stock in Patapsco in the Merger. Therefore, in accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of its securities being registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the 332,686 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ellicott City, State of Maryland, on October 22, 2015.

HOWARD BANCORP, INC.

By:	/s/ Mary Ann Scully
Mary Ann Scully
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacities	Date

/s/ Mary Ann Scully	President, Chief Executive	October 22, 2015
Mary Ann Scully	Officer, Chairman
(Principal Executive Officer)

*	Chief Financial Officer	October 22, 2015
George C. Coffman	(Principal Accounting and
Financial Officer)

*	Director	October 22, 2015
Richard G. Arnold

*	Director	October 22, 2015
Nasser Basir

*	Director	October 22, 2015
Andrew E. Clark

*	Director	October 22, 2015
Robert J. Hartson

*	Director	October 22, 2015
John J. Keenan

*	Director	October 22, 2015
Paul I. Latta, Jr.

*	Director	October 22, 2015
Kenneth C. Lundeen

*	Director	October 22, 2015
Karen D. McGraw

*	Director	October 22, 2015
Richard J. Morgan

*	Director	October 22, 2015
Donna Hill Staton

*	Director	October 22, 2015
Robert W. Smith, Jr.

*By:	/s/ Mary Ann Scully
Mary Ann Scully pursuant to power of attorney